SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 26, 2003

Introgen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Congress Avenue, Suite 1850, Austin, Texas	78701

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(512) 708-9310

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-5.1 Opinion of Wilson Sonsini Goodrich & Rosati
EX-10.45 Placement Agent Agreement
EX-99.1 Press Release dated November 26, 2003

Item 5. Other Events.

     On November 26, 2003, Introgen Therapeutics, Inc. (the “Company”) entered into a Placement Agent Agreement with SG Cowen Securities Corporation and First Albany Capital Inc. in connection with a registered direct offering of shares of its common stock at an offering price of $7.00 per share. The sale of the common stock is made under the Company’s registration statement on Form S-3 (File No. 333-107799), as amended, which became effective on August 25, 2003.

     The opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is being filed as Exhibit 5.1 to this Current Report on
Form 8-K and incorporated herein and incorporated by reference into the shelf registration statement.

     The Placement Agent Agreement is being filed as Exhibit 10.45 to this Current Report on Form 8-K and incorporated herein and incorporated by reference into the shelf registration statement.

     On November 26, 2003, the Company issued a press release announcing the execution of the Placement Agent Agreement and a registered direct offering of its shares of common stock. The press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein and incorporated by reference into the shelf registration statement.

     Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at the Company’s Internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.

Item 7. Exhibits.

(c)	Exhibits.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.45	Placement Agent Agreement, dated November 26, 2003, by and among Introgen Therapeutics, Inc., SG Cowen Securities Corporation and First Albany Capital Inc.

99.1	Press Release dated November 26, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2003	INTROGEN THERAPEUTICS, INC.

/s/ G. Thomas Finnegan G. Thomas Finnegan Vice President

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.45	Placement Agent Agreement, dated November 26, 2003, by and among Introgen Therapeutics, Inc., SG Cowen Securities Corporation and First Albany Capital Inc.

99.1	Press Release dated November 26, 2003.